                                                                       Exhibit 1

                          INDEPENDENT AUDITOR'S REPORT

Retirement Plan Administrative Committee
Fulton Financial Affiliates'
401(k) Savings Plan and Trust
Lancaster, Pennsylvania

              We have audited the accompanying statements of net assets available for plan benefits of Fulton Financial Affiliates' 401(k) Savings Plan and Trust as of December 31, 2001 and 2000 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Fulton Financial Affiliates' 401(k) Savings Plan and Trust as of December 31, 2001 and 2000 and the changes in its net assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

              Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements for the year ended December 31, 2001 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            SMITH ELLIOTT KEARNS & COMPANY, LLC

Hagerstown, Maryland
June 27, 2002

                          FULTON FINANCIAL AFFILIATES'
                          401(k) SAVINGS PLAN AND TRUST

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           December 31, 2001 and 2000

                                                      2001               2000

ASSETS

Cash                                          $     62,245       $         --
Investments                                     16,668,698         16,643,634

Receivables:
     Employer contributions                             --             10,045
     Employee contributions                             --             69,120
     Accrued income                                     --             69,408
                                              ------------       ------------

               Total receivables                        --            148,573
                                              ------------       ------------

Total assets                                  $ 16,730,943       $ 16,792,207
                                              ------------       ------------

Operating liabilities                               13,802                 --
                                              ------------       ------------

Net assets available for plan benefits        $ 16,717,141       $ 16,792,207
                                              ============       ============

   The Notes to Financial Statements are an integral part of these statements.

                          FULTON FINANCIAL AFFILIATES'
                          401(k) SAVINGS PLAN AND TRUST

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     Years Ended December 31, 2001 and 2000

                                                                   2001              2000
Additions:
     Employer contributions                               $     466,014     $     446,719
     Employee contributions                                     919,586           928,792
     Employee rollovers                                           4,780                --
     Investment income                                          315,588           962,898
     Net realized and unrealized gains and (losses)
        on investments                                         (965,624)         (108,960)
                                                          -------------     -------------

               Total additions                                  740,344         2,229,449
                                                          -------------     -------------

Deductions:
     Administrative expenses                                     65,246            39,101
     Benefit payments and withdrawals                           750,164         1,262,348
                                                          -------------     -------------

               Total deductions                                 815,410         1,301,449
                                                          -------------     -------------



Net Increase (Decrease) in Net Assets Available
   for Plan Benefits                                            (75,066)          928,000

Net Assets Available for Plan Benefits:
     Beginning of year                                       16,792,207        15,864,207
                                                          -------------     -------------

     End of year                                          $  16,717,141     $  16,792,207
                                                          =============     =============

   The Notes to Financial Statements are an integral part of these statements.

                          NOTES TO FINANCIAL STATEMENTS

Note 1.    Plan Description

           The following description of the Fulton Financial Affiliates' 401(k) Savings Plan and Trust (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

              A. General - The Plan is a defined contribution plan which covers eligible employees of merged bank subsidiaries that participate in the company's Defined Benefit Plan. The Plan is essentially closed to new participants with new employees entering the company's Profit Sharing Plan upon meeting the conditions of eligibility. The Plan was established in 1991 and provides for retirement, death and disability benefits. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

              B. Contributions - Eligible employees may elect to make contributions up to 15% of compensation, as defined, with the Employer contributing, at its discretion, an amount equal to the employees' contribution up to a maximum of 3% of compensation (the Employer Match).

              C. Participant Accounts - Each participant's account is credited with the participant's contribution, the Employer' Match and an allocation of plan earnings. Allocations are based on participant account balances, as defined. Forfeitures, if any, shall be used to reduce the Employer matching contribution. In 2001 and 2000, $0 and $8,318, respectively, were used to reduce the employer matching contribution. At December 31, 2001, $4,892 remains in the forfeiture account and will reduce future employer matching contributions.

              D. Vesting - Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Vesting in the remainder of the accounts is based on years of service. Generally, participants become 100 percent vested after the completion of five years of credited service, reaching normal retirement age, or upon death or disability.

              E. Payment of Benefits - Upon termination of service due to death, disability, or retirement at normal retirement age, as defined by the Plan, a participant may elect to receive an amount equal to the value of the participant's vested interest in his or her account. The Plan also permits early retirement at age 60 through 64, with 5 or more years of service. Benefit payments are distributed in one of the following forms: a joint and survivor annuity, a lump-sum payment or payments over a period designated by the participant in cash installments.

              F. Investment Options - As of November 1, 2001, participant directed contributions were directed from existing mutual funds into the 9 investment options described below. Participants may change their investment elections three times a quarter in 5% increments.

                           Goldman Sachs Financial Square Government Fund

                           This fund seeks to maximize current income, preserve capital and maintain liquidity. Investments are made in securities issued or guaranteed as to principal and interest by the U.S. government, its agencies, authorities and instrumentalities and repurchase agreements relating to such securities.

                           Retirement Fixed Income Fund

                           This fund seeks to provide high current income consistent with safety of capital for retirement, pension, profit sharing and other similar trust accounts which are administered by the Bank and are exempt from taxation under the Internal Revenue Code.

                           Vanguard 500 Index Fund

                           This fund seeks to track, as closely as possible, the investment performance of the S&P 500 Index by investing in each of the Index's 500 stocks according to each stock's weighting in the Index.

                           Retirement Common Stock Fund

                           This fund seeks to provide long-term growth of capital and current income with emphasis on protection of principal during market declines. Established for retirement, pension, profit sharing and other similar trust accounts which are administered by the Bank and are exempt from taxation under the Internal Revenue Code.

                           JP Morgan Institutional U.S. Equity Fund

                           This equity fund seeks high total return. The Fund invests primarily in large- and medium-capitalization U.S. companies. Industry by industry, the fund's weighting are similar to those of the Standard & Poor's 500 Stock Index (S&P 500).

                           Fidelity Advisor Mid Cap Fund

                           This fund seeks long-term capital appreciation by investing primarily in companies that fall within the range of the S&P MidCap 400 Index.

                           Fidelity Advisor Value Strategies Fund

                           This fund seeks capital appreciation and normally invests the funds assets primarily in common stocks. Fund management focuses on securities of companies that it believes are undervalued. Although the fund focuses on securities issued by medium-sized companies, it may also make substantial investments in securities issued by larger or smaller companies. The fund may invest in securities of foreign issuers in addition to securities of domestic issuers.

                           Goldman Sachs International Equity Fund

                           This fund seeks long-term capital appreciation by investing in equity securities of companies organized outside the U.S. or principally traded outside the U.S.

                           Fulton Financial Corporation Common Stock Fund

                           This fund provides employees with the opportunity to invest in Fulton Financial Corporation's common stock.

              G. Administration - The Plan is administered by the Fulton Financial Affiliates' 401(k) Plan Administrative Committee of Fulton Financial Corporation. Fulton Financial Corporation (the Corporation) may pay all or part of the administrative expenses of the Plan. Any expenses not paid by the Corporation shall be paid out of Plan assets.

                  The Plan's assets are held by Fulton Financial Advisors, as trustee. Fulton Financial Advisors is a wholly owned subsidiary of the Corporation.

              H. Termination Provisions - In the event of termination of the Plan, the accounts of all participants shall become fully vested and the trustee (Fulton Financial Advisors) may continue to administer the trust fund and pay account balances in accordance with the Plan or distribute the net assets remaining in the trust fund to members in proportion to their respective account balances.

Note 2.    Summary of Significant Accounting Policies

               Basis of Accounting
                  The accounting records of the Plan are maintained on an accrual basis. Interest and dividend income is recognized when earned, and benefits are recognized when paid.

               Use of estimates
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of contributions, earnings, expenses and benefit payments during the reporting period. Actual results could differ from those estimates.

               Income Valuation
                  Investments are stated at aggregate market value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. The Plan's investments in mutual funds and common trust funds are valued at the aggregate of the quoted market prices of the underlying securities.

                  Purchases and sales of securities are reflected on a trade-date basis. The unrealized difference in market value from one year to the next and realized gains and losses are recognized as net appreciation (depreciation) in fair value of investments in the accompanying statements of changes in net assets available for benefits.

Note 3.    Investments

           Investments that represent five percent or more of the Plan's net assets available for plan benefits at the beginning of year are identified below:

                                               December 31, 2001
                                               -----------------

                                                                               Shares               Fair Value
           *Fulton Financial Corporation Common Stock Fund                     151,797             $ 3,313,729
           *Retirement Common Stock Fund                                        26,421               2,376,071
           *Retirement Fixed Income Fund                                       153,089               2,395,836
           Fidelity Advisor Mid Cap Fund                                        66,677               1,285,537
           Fidelity Advisor Value Strategies Fund                               44,968               1,206,931
           JP Morgan Institutional U.S. Equity Fund                             89,979                 939,380
           Vanguard 500 Index Fund                                              16,915               1,791,152
           Goldman Sachs Financial Square Government Fund                    3,176,108               3,176,108

                                               December 31, 2000
                                               -----------------

                                                                                Shares              Fair Value
           GS Financial Sq Treasury Oblig.
               Money Market Fund (10)                                        1,304,828             $ 1,304,828
           *Retirement Fixed Income Fund                                       138,042               1,977,103
           PNC Select Equity Portfolio Fund #95                                 72,391               1,143,771
           PNC Large Cap Growth Equity Portfolio Fund #29                       48,806                 772,600
           PNC Large Cap Value Equity Portfolio Fund #89                        57,901                 864,456
           *Fulton Financial Stock Fund                                        171,615               3,957,957
           SEI S&P 500 Index Fund #55                                           61,654               2,518,543

           * Represents a party-in-interest

           During 2001 and 2000, the Plan's investments appreciated (depreciated), including realized gains and losses on sales of assets, in value by ($965,624) and ($108,960) as follows:


                                           2001

           Mutual Funds                                                    $  (1,159,319)
           Common Trust Funds                                                    222,813
           Fulton Financial Common Stock Fund                                    (29,118)
                                                                           -------------
                  Net appreciation (depreciation) in fair value            $    (965,624)
                                                                           =============

                                          2000

           Principal Preservation Fund                                     $      31,015
           Fixed Income Fund                                                     172,537
           Balanced Fund                                                          39,473
           Indexed Equity Fund                                                  (271,169)
           Managed Equity Fund                                                (1,086,927)
           Fulton Financial Stock Fund                                         1,006,111
                                                                           -------------

                  Net appreciation (depreciation) in fair value            $    (108,960)
                                                                           =============

Note 4.    Transactions With Parties-in-Interest

           During 2001 and 2000, respectively, the Plan purchased 12,520 and 1,700 shares of Fulton Financial Corporation common stock at a total cost of $275,035 and $35,488. During 2001, the Plan sold 41,263 shares of Fulton Financial Corporation common stock with an original cost of $266,734 at a price of $416,146. During 2000, the Plan sold 14,640 shares of Fulton Financial Corporation common stock with original cost of $213,864 at a price of $259,990.

           The Plan also has investments in common trust funds that are administered by Fulton Financial Advisors, as trustee.

Note 5.    Income Tax Status

           The Internal Revenue Service has determined and informed the Corporation by a letter dated January 7, 1993, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

Note 6.    Plan Termination

           Although it has not expressed any intent to do so, the Corporation has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their accounts.

Note 7.    Obligations Due Terminated Participants

           Separated participants' vested interests as of December 31, 2001 and 2000 were $256,070 and $2,198,114, respectively.

Note 8.    Reconciliation of Financial Statement to Form 5500

           The following is a reconciliation of investment income and net realized and unrealized gains (losses) listed on the financial statements to categories of income used on the Form 5500 for the years ended December 31:

                                                                                         2001               2000
                  Financial Statement Presentation
                       Investment income                                         $    315,588        $   962,898
                       Net realized and unrealized gains (losses)                    (965,624)          (108,960)
                                                                                 ------------        -----------
                               Total                                             $   (650,036)       $   853,938
                                                                                 ============        ===========

                  Form 5500
                       Interest income                                           $    138,020        $   169,708
                       Dividend income                                                 97,142            115,303
                       Net gain on sale of assets                                       5,280             46,193
                       Unrealized appreciation of assets                              (11,881)         1,012,151
                       Investment gain from common trusts                             199,396            202,104
                       Net loss from registered investment company                 (1,078,246)          (691,521)
                       Other income                                                       253                 --
                                                                                 ------------        -----------
                                 Total                                           $   (650,036)       $   853,938
                                                                                 ============        ===========

           FULTON FINANCIAL AFFILIATES' 401(k) SAVINGS PLAN AND TRUST

          SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 2001

         Description of Investment                                               Shares           Market Value
         -------------------------                                               ------           ------------
Goldman Sachs Financial Square Government Fund                                3,176,108            $  3,176,108
*Retirement Fixed Income Fund                                                   153,089               2,395,836
Vanguard 500 Index 500 Fund                                                      16,915               1,791,152
*Retirement Common Stock Fund                                                    26,421               2,376,071
JP Morgan Institutional U.S. Equity Fund                                         89,979                 939,380
Fidelity Advisor Mid Cap Fund                                                    66,677               1,285,537
Fidelity Advisor Value Strategies Fund                                           44,968               1,206,931
Goldman Sachs International Equity Fund                                          11,883                 182,638
*Fulton Financial Corporation Common Stock Fund                                 151,797               3,313,729
BlackRock Mutual Funds                                                              117                   1,316
                                                                                                   ------------

         Total Investments                                                                         $ 16,668,698
                                                                                                   ============

*Represents a party-in interest

           FULTON FINANCIAL AFFILIATES' 401(k) SAVINGS PLAN AND TRUST

                SUPPLEMENTAL SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 2001

                                                  Purchase        Selling                      Current         Net
      Description of Assets                         Price          Price        Cost            Value      Gain (Loss)
Purchased 67,127 shares -
    Fidelity Advisor Mid Cap Fund                $ 1,148,350    $            $               $ 1,148,350   $
Purchased 38,418 shares -
    Vanguard Index                                 4,404,145                                   4,404,145
Purchased 44,989 shares -
    Fidelity Advisor Value Strategies Fund         1,043,576                                   1,043,576
Purchased 90,602 shares -
    JP Morgan Institutional
    U.S. Equity Fund                                 877,385                                     877,385
Purchased 19,994 shares -
    Retirement Common Stock Fund                   1,712,319                                   1,712,319
Purchased 3,277,512 shares -
    Goldman Sachs Financial
    Square Government Fund                         3,277,512                                   3,277,512
Sold 61,653 shares -
    SEI S&P 500 Index Fund                                        2,368,725     2,226,891      2,368,725      141,834
Sold 66,037 shares -
    BlackRock Large Cap Value fund                                  845,991       979,633        845,991     (133,642)
Sold 81,601 shares -
    BlackRock Select Equity Fund                                    964,087     1,384,123        964,087     (420,036)

           FULTON FINANCIAL AFFILIATES' 401(k) SAVINGS PLAN AND TRUST
                      EIN: 23-2195389     Plan No.: 005

                           Schedule H, Part IV, Item j

                SUPPLEMENTAL SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 2001

               b.                             c.           d.            g.                  h.     i.
                                                   Purchase        Selling                          Current       Net
      Description of Assets                          Price          Price           Cost             Value     Gain (Loss)
Purchased 67,127 shares -
    Fidelity Advisor Mid Cap Fund                 $ 1,148,350   $                $                $ 1,148,350  $
Purchased 38,418 shares -
    Vanguard Index                                  4,404,145                                       4,404,145
Purchased 44,989 shares -
    Fidelity Advisor Value Strategies Fund          1,043,576                                       1,043,576
Purchased 90,602 shares -
    JP Morgan Institutional
    U.S. Equity Fund                                  877,385                                         877,385
Purchased 19,994 shares -
    Retirement Common Stock Fund                    1,712,319                                       1,712,319
Purchased 3,277,512 shares -
    Goldman Sachs Financial
    Square Government Fund                          3,277,512                                       3,277,512
Sold 61,653 shares -
    SEI S&P 500 Index Fund                                        2,368,725        2,226,891        2,368,725     141,834
Sold 66,037 shares -
    BlackRock Large Cap Value fund                                  845,991          979,633          845,991    (133,642)
Sold 81,601 shares -
    BlackRock Select Equity Fund                                    964,087        1,384,123          964,087    (420,036)

           FULTON FINANCIAL AFFILIATES' 401(k) SAVINGS PLAN AND TRUST
                     EIN.: 23-2195389     PLAN NO.: 005

                           Schedule H, Part IV, item i

          SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 2001

a.                  c.                                                                     e.
         Description of Investment                                       Shares            Market Value
         -------------------------                                       ------            ------------
         Goldman Sachs Financial Square Government Fund                       3,176,108            $  3,176,108
*        Retirement Fixed Income Fund                                           153,089               2,395,836
         Vanguard 500 Index 500 Fund                                             16,915               1,791,152
*        Retirement Common Stock Fund                                            26,421               2,376,071
         JP Morgan Institutional U.S. Equity Fund                                89,979                 939,380
         Fidelity Advisor Mid Cap Fund                                           66,677               1,285,537
         Fidelity Advisor Value Strategies Fund                                  44,968               1,206,931
         Goldman Sachs International Equity Fund                                 11,883                 182,638
*        Fulton Financial Corporation Common Stock Fund                         151,797               3,313,729
         BlackRock Mutual Funds                                                     117                   1,316
                                                                                                   ------------

         Total Investments                                                                         $ 16,668,698
                                                                                                   ============

*Represents a party-in interest